UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 31, 2023

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(606) 637-3740

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2023, American Resources Corporation (“American Resources” or the “Company”) entered into a Notice of Conversion agreement ( the “Agreement”) with Golden Properties Ltd. (“ Golden Properties”) related to the conversion of the balance of Senior Convertible Debentures due March 31, 2023 of American Resources, held by Golden Properties, into shares of class A common stock of the Company. Pursuant to the Agreement, Golden Properties will convert all convertible debt in the principal amount of $9,891,241.12 into 9,420,230 shares of class A common stock of the Company.

A copy of the Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On February 6, 2023, American Resources issued a press release announcing Golden Properties has elected to convert its Senior Convertible Debentures due March 31, 2023 into shares of the Company’s class A common stock.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Notice of Conversion Agreement
99.2	Press Release Dated February 6, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 6, 2023	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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